EXHIBIT 10.1

            This Agreement made as of the 3rd day of February, 2005.

BY AND BETWEEN:

                    HYUNDAI HEAVY INDUSTRIES CO., LTD. a corporation incorporated under the laws of Korea, with its principal place of business located at 1 Cheonha-Dong, Dong-Ku, Ulsan, Korea.

                    (hereinafter called "HHI")

                                           - and -

                    THOMAS EQUIPMENT 2004 INC. (THOMAS EQUIPMENT 2004 INC. INCLUDES THOMAS EQUIPMENT INC.), a corporation incorporated under the laws of the Province of New Brunswick, with its principal place of business located at Hawkins Road, Centreville, New Brunswick, Canada, E0J 1H0

                    (hereinafter called "THOMAS")

BACKGROUND

1. THOMAS is engaged in the business of the manufacture, distribution, supply and sale of both private label brand and THOMAS brand skid loaders, spare parts and accessories therefore;

2. HHI wishes to obtain (a) from THOMAS, supply of private label skid steer loaders and spare parts. ("Products") The Skid Loaders to be painted in HHI colours as designated from time to time (b) the right to distribute and sell throughout the Territory (as defined hereinafter) such equipment and spare parts; and,

3. HHI has appointed THOMAS as exclusive supplier of the said EQUIPMENT. However HHI reserves right to sell its own brand Skid Steer Loaders, spare parts and accessories therefore worldwide.

NOW THEREFORE, in consideration of the background and the mutual covenants contained herein, the parties hereto agree as follows:

1. INTERPRETATION

1.1 Definitions: For the purposes of this Agreement, the following terms shall have the following meanings:

"Agreement" means this Agreement together with all schedules attached hereto.

"Dealer" means an authorized dealer of HHI.

"Order" means any purchase order issued by HHI to THOMAS pursuant to this Agreement.
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"Parts and  Accessories"  respectively  shall mean the parts and accessories for the Thomas Skid Loaders as designated under this Agreement.

"Products" shall mean all Thomas Manufactured Products, Parts and Accessories and Thomas Packaging.

"Territory" shall mean all countries and territories in the world.

"Trade-Marks" means those trade-marks, certification marks and/or trade name rights which are listed on Schedule "B" attached to this Agreement.

"Thomas Packaging" means all packaging for Thomas Skid Loaders, including decals, labels, sales material and literature, parts manuals, service manuals, operating manuals, technical literature and warranty cards.

1.2 Trade terms: Trade terms shall, where appropriate and where not inconsistent with the provisions of this Agreement, be interpreted in accordance with the International Rules of the Interpretation of Trade Terms of the International Chamber of Commerce (Incoterms, 2000).

1.3 Number, Gender, Headings: All words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed to include any other number and any other gender as the context or sense of this Agreement may require. Headings used herein are inserted for convenience of reference only and do not form part of this Agreement.

1.4 Currency: Unless specified otherwise, all monetary amounts are expressed in US $.

1.5 Schedules: The following Schedules are incorporated into and form part of this Agreement:

         Schedule "A"               -            List of Products
         Schedule "B"               -            Thomas Trade-Marks
         Schedule "C"               -            Prices
         Schedule "D"               -            Form of Letter of Credit
         Schedule "E"               -            Terms and Conditions
         Schedule "F"               -            Form of THOMAS Warranty

1.6 In case of conflict between this main Agreement and the Schedule, this main Agreement shall prevail.


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                                     PART I
                  PURCHASE AND SUPPLY OF PRIVATE LABEL PRODUCTS

2. PURCHASE AND SUPPLY

2.1 HHI and Thomas agree that Thomas shall be the exclusive supplier to HHI for distribution and sale throughout the Territory, the quantities of Products so ordered by HHI on the terms and conditions contained herein. Notwithstanding the foregoing, HHI shall not be obligated to purchase any minimum quantity of the Products.

2.2 HHI may issue, from time to time, to THOMAS, Orders, which will be in writing.

3. QUALITY CONTROL

3.1 The first unit of each of the Products delivered hereunder, which has been approved and accepted by Thomas shall be considered by Thomas as a sample, and such sample shall be used as a master quality control guide against which all production runs will be checked for quality control.

3.2 All Products supplied pursuant to this Agreement shall be of the highest grade and quality and shall conform strictly to the samples accepted and approved by Thomas, from time to time, hereunder.

3.3 Inspection standards will be established in order to maintain high quality Products. THOMAS shall comply with the inspection standards established or approved by HHI.

3.4 THOMAS will submit to HHI all production, functional and quality control test reports and other data as may be requested by HHI from time to time concerning the Products.

4. DESIGN CONTROL

4.1 HHI shall not make any changes in the specifications, design, manufacture or composition of any Products ordered hereunder without the prior written approval of Thomas.

5. SPECIFICATIONS / PACKAGING

5.1 THOMAS warrants and agrees that all Products supplied hereunder shall conform strictly with the samples of each of the Products furnished pursuant to
Section 3.1 hereof and in particular the quality of the Products supplied hereunder shall meet or surpass the quality of such sample Products. Further, all Products supplied hereunder shall be in strict compliance with all

      (i) specifications, samples, standards and designs approved in writing by HHI and HHI will not unreasonably reject any specifications, samples, standards and designs;

      (ii) applicable laws, regulations (engine emission, CE, EPA, etc), orders and standards in the Territory, including, without limitation, those applicable to the manufacture, quality, durability, representations and warranties and labeling thereof;


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      (iii) required  specifications  and shall have received all  non-voluntary
            certifications  or  approvals  and  have  successfully   passed  all
            applicable testing requirements; and,

      (iv) ROPS (Rollover Protective Structure) and FOPS (Falling Object Structure) certifications for canopies and cabs.

      Respecting subsections 5.1(ii) and (iii) hereof, HHI will assist THOMAS in determining such applicable laws, regulations, orders and standards and required specifications, certifications and approvals (the "Applicable Standards") in those jurisdictions in the Territory where THOMAS's products are not currently being distributed, provided, however, that THOMAS shall be responsible for determining the Applicable Standards in Canada, the United States and Australia where the THOMAS brand products are now being distributed.

5.2 THOMAS will provide ROPS and FOPS certifications for canopies and cabs.

5.4 THOMAS shall paint the Skid Steer Loaders in the colour as designated to be HHI brand. HHI shall furnish all colour specification as required by THOMAS. Thomas will install Hyundai decal on the products instead of Thomas decals. HHI shall provide Thomas with designs of such decals in order for Thomas to manufacture or purchase. Thomas shall not use the foregoing for any other purpose except for supplying the products to HHI.

6. THOMAS TRADE-MARKS

6.1 HHI acknowledges that the trade-marks "Thomas", "Thomas Design", "T Design" and "T Bear Design", are trade-marks of Thomas. It is understood and agreed that HHI has no proprietary interest in, or right to, any trade-mark, trade name or logo used by Thomas and that all such Trade-Marks, trade-marks, trade names and logos are the property of Thomas.

6.2 Thomas will not use the Trade-Marks on the Products, unless otherwise agreed by HHI.

6.3 THOMAS will affix to the Products a serial number tag and such other notices as agreed by HHI are required by law.

                                     PART II
                            DISTRIBUTION OF PRODUCTS

7. GRANT OF EXCLUSIVE SUPPLY RIGHTS

7.1 HHI grants to Thomas and Thomas accepts the appointment to act as exclusive supplier of the Products under the terms and conditions of this Agreement. However HHI reserves right to sell its own brand of Skid Steer Loaders worldwide.


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                                    PART III
                          TERMS AND CONDITIONS OF SALE

8. PRICE

8.1 PRODUCT PRICING: Thomas agrees to sell the Products to HHI at the prices set forth on Schedule "C" attached and that during the first twelve months of the term of this Agreement the prices shall not be higher than the prices set out in Schedule "C".

8.2 PRICE INCREASES: Subject to Section 8.1 above, Thomas reserves the right to change the prices after the end of the first twelve months of the term hereof and after the end of each twelve month period which commences on [July] 1st in each year during the term of this Agreement or any renewal hereof, provided that Thomas shall give HHI not less than ninety (90) days prior written notice before the effective date of any increase in price. Any orders for Products submitted by HHI and accepted by Thomas which have not been shipped to HHI before such effective date will be filled at the price in effect on the date of HHI's order for such Products.

8.3 All prices for the Products shall be designated Ex-works Thomas Factory. Thomas shall assist HHI in arranging both trucking and overseas shipping.

9. PAYMENT AND TERMS OF SALE

9.1 Payment for each shipment of Products shall be made by HHI by an irrevocable letter of credit payable against presentation of documents in the form of Schedule "D" attached hereto, opened in favour of Thomas.

9.2 All payments for the Products shall be in United States Currency.

9.3 The terms of this Agreement, together with the terms and conditions set out on Schedule "E" attached hereto, constitute the terms of sale for the Products sold hereunder.

9.4 Thomas shall provide to HHI all documents which HHI may require for purposes of exportation and the importation of the Products into the country of destination, including all documents required for customs and excise purposes.

10. WARRANTY

10.1 WARRANTY: THOMAS warrants that all Products supplied hereunder shall conform strictly to the applicable specifications, instructions and governmental regulations referred to herein, be fit for the use intended by Thomas, and be of merchantable quality.

      All warranties in respect of the Products shall survive any inspection, acceptance or payment by HHI and shall survive the expiration or termination of this Agreement (however and for whatsoever reason the termination occurs) and shall ensure to the benefit of HHI and its Dealers, users and subsequent purchasers of the Products.


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10.2 PRODUCT WARRANTY:  THOMAS's own manufacturer's  warranty in respect of each
Product sold hereunder and such warranty shall be in the form attached hereto as Schedule "F".

10.3 Thomas shall defend, indemnify and hold harmless HHI from claim of any alleged or actual infringements of patents, trademarks or other industrial or intellectual property rights arising from or in connection with HHI's distribution and sale of the products.

                                     PART IV
                            COVENANTS OF THE PARTIES

11. ORDERS

All purchase orders for Products shall be submitted in writing by HHI to the address of Thomas as determined from time to time. Thomas shall provide HHI with a written acknowledgement and acceptance of purchase orders for Products, provided, that, Thomas shall be deemed to have accepted HHI' purchase order without any adjustment thereto if Thomas has not responded in writing to HHI within ten (10) days after receipt of such purchase order.


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12. CONFIDENTIALITY

12.1 Each of the parties hereto and their respective officers, directors and employees shall, during the term of this Agreement and after the termination of this Agreement, hold confidential, not publish, reveal or otherwise make known to others and not use for their own benefit any confidential or proprietary information of the others which now or in the future may be disclosed or become known to any of them in connection with the manufacture for, and supply of the Products to Thomas under this Agreement, except to the extent required by law.

12.2 HHI understands that all confidential information, including plans and documents, received from THOMAS are proprietary to THOMAS and confidential. HHI agrees that all such confidential designs, documents and information received by HHI from THOMAS under this Agreement and all other confidential information relating to THOMAS's methods of production, costing or operations shall be kept strictly confidential.

12.3 Both parties shall not disclose either during the term of this Agreement or thereafter, to any third party, the price of any Product sold to HHI pursuant to this Agreement, without the other party's prior written consent.

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16. PARTS AND ACCESSORIES

Thomas will maintain an inventory of Parts and Accessories sufficient to reasonably service Thomas skid steer loaders within the Territory. THOMAS shall provide to HHI a list of the spare parts and special tools for each model of the Products which THOMAS would recommend be maintained in inventory by HHI and by its Dealers. HHI will not, directly or indirectly, purchase, sell or otherwise deal in spare parts similar to or interchangeable with the Parts and Accessories except with the express written consent of THOMAS, provided, however, that HHI may use parts and accessories other than the Parts and Accessories in respect of the consumable parts listed on Schedule "F" hereto. HHI will not perform or condone any repairs or maintenance of Thomas skid steer loaders which will prejudice any right or entitlement provided by THOMAS's warranty.

17. INSPECTION

HHI may at all reasonable times, on reasonable notice, permit a representative of THOMAS to inspect its sales offices and service facilities.

18. CHANGES / DISCONTINUANCE

      THOMAS reserves the right to discontinue the production and sale of, or to make changes in the specifications of any of the Products at any time, without liability, provided, however, that, as far as the major change is concerned, THOMAS shall give one hundred and eighty (180) days prior written notice to HHI of the discontinuance of any Product.


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19. REPLACEMENT PARTS AND ACCESSORIES

19.1 THOMAS shall provide to HHI, within thirty (30) days of the commencement of this Agreement, a price list and parts catalogue by part number, for all parts required for the Products.

19.2 THOMAS recognizes HHI' need for replacement Parts and Accessories and shall maintain an adequate stock of all replacement Parts and Accessories in respect of each of the Products for a period of ten (10) years from the date of the expiration or termination of this Agreement and THOMAS agree to supply to HHI and its Dealers replacement Parts and Accessories for the said Products for the said ten (10) year period.

20. INSURANCE

20.1 THOMAS shall procure and maintain in full force and effect during the term of this Agreement, a commercial general liability insurance policy (the "CGL Policy") including product liability insurance to cover worldwide, which shall provide coverage, during the term hereof and for claims made for ten (10) years thereafter, for product liability, vendors broad form liability, contractual liability, cross liability, personal injury, bodily injury, including death, and property damage liability.

                                     PART V
                              SUPPORT AND TRAINING

21. TRAINING

On the commencement of this Agreement and on an annual basis thereafter, throughout the term of this Agreement, THOMAS shall at the request of HHI, provide 3 days of training at HHI facilities in Korea, USA and Belgium at Thomas' expenses.. Such training programs shall provide service and support respecting the sales and marketing, use, operation, maintenance, servicing and repair of the Products.

22. MANUALS

THOMAS shall provide to HHI, service manuals, operation and service manuals, parts manuals for each model of the Products and such other manuals and materials as are required for the safe operation and repair of the Products, in English and other languages available, and in such number as HHI may, from time to time, require. Thomas shall provide HHI with PDF file of such manuals and materials including catalog for HHI's printing.

23. PROMOTIONAL MATERIALS

THOMAS shall provide to HHI, at no charge, such amount of product brochures, literature, advertising and sales promotional materials, including films, as required by HHI. HHI shall receive from Thomas semi-annually, 2% of purchase amount of equipment, attachment and parts as marketing fee. It is agreed that 2% shall apply to all invoice that have been paid to Thomas.


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

                                     PART VI
                           TERM AND GENERAL PROVISIONS

24. TERM OF THE AGREEMENT

Subject to prior  termination  at any time pursuant to the provisions of Section
25. hereof, the term of this Agreement, when executed by Thomas and HHI, shall be deemed to commence on the day and year first above written and shall continue in full force for two (2) years until the second anniversary date thereof and shall be automatically renewed for successive terms of one year, unless any party has given at least three (3) months prior written notice to the other parties that this Agreement is to terminate on the expiration of the initial term or at the end of any renewal term of this Agreement.

25. TERMINATION

25.1 In the event of any default of the terms and conditions provided for herein, the aggrieved party shall have the right to terminate this Agreement if such default is not corrected within thirty (30) days after written notice is given of such default provided, however, that if the nature of the default is such that it cannot reasonably be cured within thirty (30) days, the party shall have such additional time as may be reasonably required to cure the default, provided it shall be diligently engaged in curing the default during such entire period.

25.2 Any party shall have the right to terminate this Agreement by written notice, effective immediately, in the event a party becomes bankrupt or insolvent, or its business shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act or otherwise, or if a petition for the winding up of the business of the party is filed or if any proceedings are commenced relating to the party under any liquidation laws applicable thereto.

25.3 Thomas will report the change of ownership, inheritance, company name or other major change at Thomas and get the HHI's acceptance in writing in advance.

26. GENERAL PROVISIONS

26.1 Survival of Covenants: Notwithstanding the termination of this Agreement for any reason whatsoever, the provisions of Sections 6, 10, 12, 16,19, 21, 22, 23 and 30 hereof and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect and survive the termination of this Agreement. Any termination of this Agreement shall be without prejudice to rights accruing at or before or in connection with or after such termination, or to any remedies or proceedings with respect to such rights.

26.2 Assignment: This Agreement may not be transferred or assigned, in whole or in part by any party, without the prior written consent of the other parties.


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26.3 NOTICES: Any notice authorized or required to be given hereunder or for the purposes hereof shall be in writing in English and shall be sufficiently given if given by personal delivery or sent by telecopier, addressed as follows:

in the case of HHI:
                           HYUNDAI HEAVY INDUSTRIES CO., LTD
                           1 CHEONHA-DONG, DONG-KU, ULSAN, KOREA

                           Attention:     Mr. S. P. Ji
                                          Senior Manager
                           Telecopier No: 82-52-230-7979

in the case of Thomas:
                           THOMAS EQUIPMENT INC., (CORPORATE OFFICE)
                           5995 AVEBURY ROAD
                           MISSISSAUGA, ONTARIO
                           CANADA  L5R 3T8

                           Attention:     Clifford M.Rhee
                                          President
                           Telecopier No: (905) 361-9016

or at such other address or telecopier number as the party to whom such notice is to be given shall have last notified to the party giving same in the manner provided in this paragraph. Any notice delivered or telecopied to the party to whom it is addressed as herein provided shall be conclusively deemed to have been received if given by personal delivery, on the date and at the time of actual delivery thereof and, if given by telecopier, on the first business day following the time of transmittal thereof.

26.4 GOVERNING LAW: This Agreement and the rights and obligations arising hereunder shall be governed by and construed according to the laws of Republic of Korea.


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

26.5 ENTIRE  AGREEMENT:  This Agreement,  together with the schedules  attached, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and subject to any other provision to the contrary herein contained, no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties. There are no representations, warranties, covenants, agreements or collateral undertakings, oral or otherwise, express or implied, affecting this Agreement which are not expressly set forth herein.

26.6 EXECUTION IN COUNTERPART: This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

26.7 RELATIONSHIP OF PARTIES: The relationship between each of THOMAS and HHI shall be that of seller and buyer and this Agreement is no way constitutes either party as an agent or legal representative of the other party. No party hereto has the right or authority, express or implied, to incur, assume or create, in writing or otherwise, any warranty, liability or obligation of any kind, on behalf of or in the name of any other party hereto.

26.8 WAIVER: No waiver or consent by any party of or to any breach in the performance or observance by any other party of any term, condition, covenant, agreement, representation or warranty contained in this Agreement, shall be effective unless given by written instrument executed and delivered by the party giving the waiver or consent. Any such waiver or consent shall not constitute a consent to or waiver of any subsequent breach of such term, condition, covenant, agreement, representation or warranty unless expressly stated in such waiver or consent.

26.9 SEVERABILITY: If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever or to violate any law of any jurisdiction, this Agreement shall be considered severable from such provision, and such provision shall be deemed deleted from this Agreement in such jurisdiction or, in the event that it should be held only to violate the laws of any one jurisdiction, such provision shall be inapplicable only within such jurisdiction, and the remainder of this Agreement shall be valid and binding upon the parties as if such provision was not included herein.

26.10 BINDING AGREEMENT: This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


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      IN WITNESS  WHEREOF the parties  hereto have executed this Agreement as of the date first written above.

                        HYUNDAI HEAVY INDUSTRIES CO., LTD.


                        by:    /s/ E.Y. LEE                             (c/s)
                               ----------------------------------------------
                               E.Y. Lee, Vice President

                        THOMAS EQUIPMENT 2004 INC.


                        by:    CLIFFORD M. RHEE                         (c/s)
                               ----------------------------------------------
                               Clifford M. Rhee, President


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